Exhibit 4(b)
                                                                  Conformed Copy
                                                                  --------------

     SUPPLEMENTAL INDENTURE, dated October 13, 1992, between AMERICAN HOME PRODUCTS CORPORATION, a Delaware corporation (the "Issuer") and CHEMICAL BANK (as successor to MANUFACTURERS HANOVER TRUST COMPANY), a corporation duly organized and existing under the laws of the State of New York, as trustee (the "Trustee"),

                              W I T N E S S E T H :

     WHEREAS, the Issuer and the Trustee have duly executed and delivered an Indenture, dated as of April 10, 1992 (the "Indenture"), providing for the authentication, issuance, delivery and administration of unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series by the Issuer (the "Securities"); and

     WHEREAS, the Issuer desires to amend the provisions of the Indenture to correct the list of corporate officers authorized to execute and deliver Securities in accordance with the Indenture and to modify the procedures for such execution; and

     WHEREAS, Section 8.1 of the Indenture expressly permits the Issuer and the Trustee to enter into one or more supplemental indentures for the purposes, inter alia, of correcting any defective provisions of the Indenture or make provisions in the Indenture deemed necessary or desirable, and permits the execution of such supplemental indentures without the consent of the holders of any Securities then outstanding; and

     WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Issuer has duly determined to execute and deliver to the Trustee this supplemental indenture; and

     WHEREAS, all conditions and requirements necessary to make this supplemental indenture a valid, legal and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized;

     NOW THEREFORE, in consideration of the premises, the Issuer and the Trustee mutually covenant and agree as follows:

     SECTION 1. All terms contained in this supplemental indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the Indenture.

     SECTION 2. The first three sentences of Section 2.5 of Article One of the Indenture is hereby amended in its entirety, so that as amended, it shall be and read as follows:

     "    SECTION 2.5  Execution of Securities.  The Securities and, if
                       ------------------------
     applicable, each Coupon appertaining thereto shall be signed on behalf of the Issuer by the chairman or vice chairman of its Board of Directors or its president or any vice president or its treasurer, which may, but need not, be attested. Such signature(s) may be the manual or facsimile signature(s) of the present or any future such officer(s). The seal of the Issuer, if used, may be in the form of a facsimile thereof and my be impressed, affixed, imprinted or otherwise reproduced on the Securities."

     SECTION 3. This supplemental indenture may be executed in several counterparts, each of which shall be an original, and all collectively but one instrument.

     IN WITNESS WHEREOF, the parties hereto have cause this supplemental indenture to be executed, and their respective corporate seals to be hereunto affixed and attested, all as of October 13, 1992.

                              AMERICAN HOME PRODUCTS CORPORATION


                              By /s/  John R. Considine
                                 ----------------------
                                 Title:  Vice President - Finance


[Corporate Seal]


Attest:

By /s/ Carol G. Emerling
   ---------------------
   Title:  Secretary


                              CHEMICAL BANK
                                 Trustee


                              By /s/ F. J. Grippo
                                 ----------------
                                 Title:  Vice President


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
STATE OF NEW YORK   )
                    )         ss.:
COUNTY OF NEW YORK  )


     On this 13th of October, 1992 before me personally came John R. Considine, to me personally known, who, being by me duly sworn, did depose and say that he resides at Stamford, Connecticut; that he is a Vice President of American Home Products Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said Corporation, and that he signed his name thereto by like authority.


[Notarial Seal]


                              /s/ Theodore R. Giuttari
                              ------------------------
                                   Notary Public


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